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                                                                   Exhibit 3.139

                                     BY-LAWS

                                       of

                   DADE MIAMI EASTERN AMBULANCE SERVICE, INC.

                                    Article 1

                             Stockholders' Meetings

     All meetings of Stockholders shall be held at the principal office of the Corporation or at such other place or places in Dade County, Florida, as the notice thereof may specify.

                                    Article 2

                                 Annual Meetings

     The annual meeting of the Stockholders of the Corporation shall be held at 4:30 o'clock P.M. on the last Friday in June in each year, if not a legal holiday, and if a legal holiday, then at the same time on the first succeeding Monday thereafter. In the event that such annual meeting is omitted by oversight or otherwise, then the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual Stockholders' meeting.

                                    Article 3

                                Special Meetings

     Escept as otherwise provided by law, special meetings of the Stockholders of the Corporation may be held whenever called by the President or by the Secretary or by the Treasurer or by a majority of the Board of Directors or whenever one or more Stockholders who are entitled to vote and who hold at least 25% of the Capital Stock issued and outstanding shall make written application therefor to the Secretary stating the time, place and purpose of the meeting called for.

                                    Article 4

                        Notice of Stockholders' Meetings

     Notice of all Stockholders' meetings stating the time and the place and the object for which such meetings are called shall be given by the President or by the Treasurer or by the Secretary or by any one or more Stockholders entitled to call special meeting by mail not less than ten or more than forty days prior to the date of the meeting, to each Stockholder of record at his address as it appears on the stock books of the corporation, unless he shall have filed with the

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Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The person giving such notice shall make an affidavit in relation thereto.

     Any meeting of which a majority in interest of the Stockholders entitled to vote shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

                                    Article 5

                                Waiver of Notice

     Whenever any notice whatever is required to be given by these By-Laws or by the Articles of Incorporation of this Corporation or by any of the corporation laws of the State of Florida, a waiver thereof, in writing, signed by the person or persons entitled to such notices, whether at, before or after the time stated therein, shall be deemed equivalent thereto.

                                    Article 6

                             Quorum of Stockholders

     Except as hereinafter provided and except as otherwise provided by law, at any meeting of the Stockholders, a majority in interest of the Stockholders entitled to vote represented by Stockholders of record in person or by proxy shall constitute a quorum; but a less interest may adjourn any meeting and the meeting may be held adjourned without further notice.

                                    Article 7

                                Proxy and Voting

     Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing which shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting but shall not, be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each Stockholder entitled to vote shall be entitled to one vote for each share of stock held by him. At all elections of Directors, each Stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of Directors to be elected and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for or any two or more of them as he may see fit.

                                    Article 8

                               Board of Directors


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     A Board of Directors shall be chosen by ballot at the annual meeting of the
Stockholders or at any meeting held in place thereof as provided by law. The number of Directors of this Corporation shall be not less than three and no more than seven. Each Director shall serve until the next annual meeting of the Stockholders and until his successor is duly elected and qualified. Directors need not be Stockholders in the Corporation.

                                    Article 9

                               Powers of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Florida, with the Certificate of Incorporation, or with these By-Laws.

                                   Article 10

                       Meetings of the Board of Directors

     Regular meetings of the Board of Directors shall be held at such places in Dade County, Florida, and at such times as the Board by vote may determine and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place in Dade County, Florida, whenever called by the President, the Secretary, or the Treasurer, or by any two Directors, notice thereof being given to each Director by the Secretary at any time, provided all the Directors are present or those not present shall have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally, or by telegraphing the same to him at his residence or business address not later than the day before the date on which the meeting is to be held.

                                   Article 11

                              Election of Officers

     The Officers of the Corporation shall be elected by the Board of Directors after the Board has been elected by the Stockholders and a meeting may be held without notice for this purpose immediately after the annual meeting of the Stockholders and at the same place.

                                   Article 12

                               Quorum of Directors

     A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice.


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When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.

                                   Article 13

                                    Officers

     The Officers of this Corporation shall be a President, a Vice-President and a Secretary-Treasurer; and such additional officers as the Board of Directors may in its discretion deem advisable. The Board of Directors ray elect a chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board shall prescribe.

                                   Article 14

                             Eligibility of Officers

     The President and the Chairman of the Board of Directors need not be Stockholders but must be Directors of the Corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person and provided further that no one person shall at the same time hold three offices of President, Secretary and Treasurer.

                                   Article 15

                         Additional Officers and Agents

     The Board of Directors, at its discretion, may appoint a general manager, one or more assistant treasurers, and one or more assistant secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                                   Article 16

                                    President

     The President shall be the chief executive officer of the Corporation, and when present, shall preside at all meetings of the Stockholders and, unless a chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. The President or a Vice-President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases, and contracts of the corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate.


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                                   Article 17

                                 Vice-President

     Except as especially limited by vote of the Board of Directors, any Vice-President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates of stock, bonds, deeds, and contracts of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate.

                                   Article 18

                                    Secretary

     The Secretary shall keep accurate minutes of all meetings of the Stockholders and the Board of Directors, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or a Vice-President, to sign certificates of stock of the Corporation. In his absence at any meeting an assistant Secretary or a secretary pro tempore shall perform his duties thereat. The Secretary, any assistant secretary, and any secretary pro tempore shall be sworn to the faithful discharge of their duties.

                                   Article 19

                                    Treasurer

     The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Directors shall designate. He may endorse for deposit or collection all checks and notes payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and together with the President or a vice-president may sign certificates of stock. He shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

     All checks, drafts, notes, or other obligations for the payment of money shall be signed by such Officer or Officers or agent or agents as the Board of Directors shall be general or special resolution direct. The Board of Directors may also in its discretion, require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.


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                                   Article 20

                            Resignations and Removals

     Any Director or Officer of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chairman of the Board, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

     The Stockholders entitled to vote, at any meeting called for the purpose, by vote of a majority of the stock issued and outstanding, may remove from office any Director or other Officer elected or appointed by the Stockholders entitled to vote or Board of Directors and elect or appoint his successor. The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any Officer or agent elected or appointed by it.

                                   Article 21

                                    Vacancies

     If the office of any Director or Officer or agent be comes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may by vote of a majority of a quorum choose a successor or successors who shall hold office for the unexpired term. If there be less than a quorum of the Directors but at least two Directors at the time is office, the Directors may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the Stockholders entitled to vote at a meeting called for that purpose, unless such vacancy shall nave been filled by the Directors. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

                                   Article 22

                              Certificates of Stock

     Every Stockholder shall be entitled to a certificate or certificates of the Capital Stock of the Corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the Corporate Seal of the Corporation and setting forth the number and kind of shares. Such certificates shall be signed by the President or a Vice-President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary.

                                   Article 23

                                Transfer of Stock


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     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to seal, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together, with all necessary federal and state transfer stamps affixed, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the Corporation of his post office address.

                                   Article 24

                                 Transfer Books

     The transfer books of the stock of the Corporation may be closed for such period, not exceeding forty days, in anticipation of Stockholders' meetings as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than forty days prior to the day of holding any meeting of Stockholders as the day as of which Stockholders entitled to notice of and to vote at such meeting shall be determined; and only Stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

                                   Article 25

                              Loss of Certificates

     In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   Article 26

                                      Seal

     The Seal of this Corporation shall consist of a flat faced circular die with the following words and figures cut or engraved thereon:

                   DADE MIAMI EASTERN AMBULANCE SERVICE, INC.

                                   Article 27

                                   Amendments

     The By-Laws of the Corporation regardless of whether made by the Stockholders entitled to vote or by the Board of Directors, may be amended, added to, or repealed by vote of the holders of not less than 75% of the issued and outstanding Capital Stock of this Corporation, at


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any meeting of the Stockholders entitled to vote, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.


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